Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ChargePoint Holdings, Inc. of our report dated March 31, 2021, relating to the financial statements of Chargepoint, Inc., which appears in ChargePoint Holdings, Inc.’s Current Report on Form 8-K/A, Amendment No. 1, dated March 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 27, 2021